AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

Effective October 1, 2006

The Participation Agreement, dated May 1, 2004, by and among The Universal Institutional Funds, Inc., Morgan Stanley & Co. Incorporated, Morgan Stanley Investment Management Inc. and Sun Life Assurance Company of Canada (U.S.) is amended as follows:

1. Sun Life Insurance and Annuity Company of New York is added as a party to the Agreement.

2. Schedule A is hereby deleted and replaced in its entirety by this Schedule A.

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Form Number and Name of Contract Funded by Separate Account

Registered Account(s): Registered Contract(s):

Sun Life of Canada (U.S.) Separate Account G Sun Life Large Case VUL

Sun Life (N.Y.) Separate Account J Sun Life Large Case VUL

Unregistered Account(s): Unregistered Contract(s):

Sun Life of Canada (U.S.) Separate Account H Sun Life Large Case PPVUL

Sun Life (N.Y.) Separate Account H Sun Life Large Case PPVUL

Bank-Owned PPVUL

3. Schedule B is hereby deleted and replaced in its entirety by this Schedule B.

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

Emerging Growth Portfolio - Class I Shares

Comstock Portfolio - Class I Shares

Growth and Income Portfolio - Class I Shares

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized as of the date specified above.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
For the President By: __________________________________ Name: John E. Coleman Title: Vice President	For the Secretary By: __________________________________ Name: Susan J. Lazzo Title: Senior Counsel

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
For the President By: __________________________________ Name: John E. Coleman Title: Vice President	For the Secretary By: __________________________________ Name: Susan J. Lazzo Title: Senior Counsel

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. By its authorized officer By: __________________________________ Name: Title:	MORGAN STANLEY & CO. INCORPORATED By its authorized officer By: __________________________________ Name: Title:
MORGAN STANLEY INVESTMENT MANAGEMENT INC. By its authorized officer By: __________________________________ Name: Title: